<P>
             DIAMOND INTERNATIONAL GROUP, INC.
<P>
      PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                  April 30, 2000
<P>
                  AUDITOR'S REPORT
<P>
To the Board of Directors and Stockholders of
Diamond International Group, Inc.
<P>
We have reviewed the pro forma adjustments reflecting the event described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated balance sheet of Diamond International Group, Inc. as of April 30, 2000, and the related pro forma consolidated statement of income and accumulated deficit for the four months then ended. These historical financial statements are derived from the April 30, 2000 historical consolidated financial statements of Diamond International Group, Inc., which were reviewed by us, and the audited financial statements of Segway I Corp. as of March 31, 2000, which were audited by Varma and Associates, Certified Public Accountants. Our review was conducted in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these pro forma consolidated financial statements is the representation of the management of Diamond International Group, Inc. and Segway I Corp.
<P>
A review is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical information. Accordingly, we do not express such an opinion.
<P>
The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the event described in Note 1 occurred at an earlier date. However, the pro forma financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the aforementioned event actually occurred earlier.
<P>
Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the aforementioned event described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated balance sheet as of April 30, 2000, and the pro forma consolidated statement of income and accumulated deficit for the four months then ended.
<P>
/s/ Weisberg, Mole & Company, LLP
-----------------------------------
Hicksville, New York
May 24, 2000
<P>
       DIAMOND INTERNATIONAL GROUP, INC.
     PRO FORMA CONSOLIDATED BALANCE SHEET
               April 30, 2000
<P>
                    ASSETS

                                   Diamond     Segway     Eliminations        Consolidated
CURRENT ASSETS
  Cash and cash equivalents      $  94,187     $     350  $                   $    94,537
  Accounts receivable (net of
    allowance for doubtful accounts
     of$ll,181)                  1,477,927                                      1,477,927
  Prepaid expenses                  71,545                                         71,545
                                 --------------------------------------------------------
     Total Current Assets        1,643,659           350        -               1,644,009
FIXED ASSETS
  Furniture and fixtures           591,025                                        591,025
  Machinery and equipment          817,595                                        817,595
  Leasehold improvements           803,664                                        803,664
  Delivery equipment                33,844                                         33,844
  Equipment held under
   capital leases                  937,472                                        937,472
                                 ---------------------------------------------------------
                                 3,183,600                                      3,183,600
Less: Accumulated Depreciation  (2,223,019)                                    (2,223,019)
                                ----------------------------------------------------------
     Fixed Assets , net            960,581           -           -                960,581
                                ----------------------------------------------------------
OTHER ASSETS
 Investment in subsidiary             (170)                     170                  -
 Purchase price in excess of net book
  value of acquired company         95,170                                         95,170
     Security deposits               6,357                                          6,357
                                ----------------------------------------------------------
     Total Other Assets            101,357           -          170               101,527
                                ----------------------------------------------------------
     Total Assets         $      2,705,597     $    350        $170          $  2,706,117
                                ==========================================================
<P>
LIABILITIES AND STOCKHOLDERS' EQUITY
<P>
CURRENT LIABILITIES
  Loan payment - State Bank of
   Long Island                 $ 1,011,059      $              $             $ 1,011,059
  Obligations under capital
   leases - current                167,030                                       167,030
  Accounts payable                 381,338                                       381,338
  Accrued expenses and taxes       399,526         520            -              400,046
                                ----------------------------------------------------------
     Told Current Liabilities    1,958,953         520            -            1,959,473
                                ----------------------------------------------------------
LONG-TERM LIABILITIES
  Loan payable - stockholders      562,854                                       562,854
  Obligations under capital leases
   long-term                       171,964                                       171,964
                                ----------------------------------------------------------
   Total Long-term Liabilities     734,818           -            -              734,818
                               -----------------------------------------------------------
     Total Liabilities           2,693,771         520            -            2,694,291
                               -----------------------------------------------------------
<P>
STOCKHOLDERS' EQUITY
     Common stock - $.0001 par value; 100,000,000 shares
      authorized 46,000,000 shares issued
       And outstanding               4,600         500          (500)              4,600
     Additional paid-in capital  1,550,237                                     1,550,237
     Accumulated deficit        (1,228,011)       (670)          670          (1,228,011)
     Notes receivable from
      stock sales                 (315,000)                                     (315,000)
                               -----------------------------------------------------------
     Total Stockholders' Equity     11,826        (170)          170              11,826
                               -----------------------------------------------------------
Total Liabilities and Stockholders'
 Equity                          2,705,597        $350          $170         $ 2,706,117
                               ===========================================================

See Accountants pro forma and note to
pro forma financial statements
<P>
                          Page 2
<P>
       DIAMOND INTERNATIONAL GROUP, INC
      PRO FORMA CONSOLIDATED STATEMENT OF
        INCOME AND ACCUMULATED DEFICIT
<P>
    For the Four Months Ended April 30, 2000

                                           Diamond        Segway        Consolidated
     Fulfillment Income                $ 2,420,383     $                 $ 2,420,383
<P>
     Cost of Operations                  1,573,477                         1,573,477
                                       -------------------------------------------------
     Gross Profit                          846,906            -              846,906
     Selling, general and administration
      Expenses                             584,332           670             585,002
                                        ------------------------------------------------
     Income before interests depreciation
       and amortization                    262,574          (670)            261,904
                                        ------------------------------------------------
     Other Expenses
     Interest expense                       78,095                            78,095
     Depreciation and amortization          80,000                            80,000
                                        ------------------------------------------------
     Total Other Expenses                  158,095            -              158,095
                                        ------------------------------------------------
     Net Income                            104,479          (670)            103,809
<P>
     Accumulated deficit -
      January 1, 2000                   (1,332,490)           -           (1,332,490)
                                        ------------------------------------------------
     Accumulated deficit -
      April 30, 2000                    (1,228,011)         (670)         (1,228,681)
                                        ================================================

See Accountants' pro forma report to
pro forma financial statements.
<P>
                      Page 3
<P>
          DIAMOND INTERNATIONAL GROUP, INC.
<P>
    NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
<P>
                   April 30, 2000
<P>
NOTE 1   ACQUISITION OF COMPANY
<P>
In May 2000, Diamond International Group, Inc. ("Diamond") entered into an agreement to purchase all of the outstanding stock of Segway I Corp. ("Segway"). The agreement provides for a cash payment of $95,000 and 5,000 shares of $.0001 par value stock of Diamond to the owners of Segway in exchange for all of the common stock of Segway. These pro forma financial statements are based on the transaction having taken place on April 30, 2000 and reflect the financial statements of Diamond as of that date as reviewed by Weisberg, Mole' & Company, LLP, Certified Public Accountants combined with the financial statements of Segway as of that date as reviewed by Varma and Associates, Certified Public Accountants. The resulting pro forma consolidated financial statements reflect the effect on those historical financial statements.
<P>
            DIAMOND INTERNATIONAL GROUP, INC.
                  TABLE OF CONTENTS
                     April 30,2000

                                                   PAGE
Accountants' Review Report                           1
Consolidated Balance Sheet                           2
Consolidated Statement of Income                     3
Consolidated Statement of Stockholders' Deficit      4
Consolidated Statement of Cash Flows                 5
Notes to Consolidated Financial Statements           6 -  10

<P
                  ACCOUNTANT'S REPORT
<P>
To the Board of Directors and Stockholders of
Diamond International Group, Inc.
<P>
We have reviewed the accompanying consolidated balance sheet of Diamond International Group, Inc. as of April 30, 2000, and the related consolidated statements of income, stockholders' deficit and cash flows for the four months then ended, in accordance with Statements on Standards,; for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the management of Diamond International Group, Inc.
<P>
A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.
<P>
Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.
<P>
/s/ Weisberg, Mole & Company, L.L.P.
--------------------------------------
Hicksville, New York
May 24, 2000
<P>
             DIAMOND INTERNATIONAL GROUP, INC.
                CONSOLIDATED BALANCE SHEET
                     April 30, 2000
<P>
                          ASSETS

       CURRENT ASSETS
       Cash and cash equivalents - note 1                                   $94,187
       Accounts receivable (net of allowance for doubtful accounts
       of$11,181)-note 2                                                  1,477,927
       Prepaid expenses                                                      71,545
                                                                        ---------------
       Total Current Assets                                               1,643,659
<P>
       FIXED ASSETS - notes 1 and 3
       Furniture and fixtures                                               591,025
       Machinery and equipment                                              817,595
       Leasehold improvements                                               803,664
       Delivery equipment                                                    33,844
       Equipment held under capital leases                                   937,472
                                                                        ---------------
                                                                           3,183,600
       Less: Accumulated Depreciation                                     (2,223,019)
                                                                        ---------------
       Fixed Assets, net       -                                             960,581
                                                                        ---------------
       OTHER ASSETS
       Security deposits                                                       6,357
                                                                        ---------------
       Total Assets                                                       $2,610,597
                                                                        ===============
<P>
LIABILITIES AND STOCKHOLDERS' DEFICIT
<P>
       CURRENT LIABILITIES
       Loan payable - State Bank of Long Island - notes 2 and 3          1,011,059
       Obligations under capital leases -current - note 6                   167,030
       Accounts payable                                                     381,338
       Accrued expenses and taxes                                           399,526
                                                                        --------------
       Total Current Liabilities                                          1,958,953
<P>
       LONG-TERM LIABILITIES
       Loan payable - stockholder- note 4                                   467,854
       Obligations under capital leases - long-term - note 6                171,964
                                                                        --------------
       Total Long-term Liabilities                                          639,818
                                                                        --------------
       Total Liabilities                                                  2,598,771
                                                                        --------------
       COMMITMENTS AND CONTINGENCIES - note 6
<P>
       STOCKHOLDERS' DEFICIT
       Common stock - $.0001 par value, 100,000,000 shares
       authorized, 46,000,000 shares issued and outstanding                   4,600
       Additional paid-in capital                                         1,550,237
       Accumulated deficit                                               (1,228,011)
       Notes receivable from stock sales                                   (315,000)
                                                                        ---------------
       Total Stockholders Deficit                                            11,826
                                                                        ---------------
       Total Liabilities and Stockholders' Deficit                       $2,610,597
                                                                        ===============
<P>
            DIAMOND INTERNATIONAL GROUP, INC.
           CONSOLIDATED STATEMENT OF INCOME
       For the Four Months Ended April 30, 2000

       Fulfillment Income                                                $2,420,383
<P>
       Cost of Operations                                                 1,573,477
<P>
       Gross Profit                                                         846,906
<P>
       Selling, general and administrative expenses                         584,332
<P>
       Income before interest, depreciation and amortization                262,574
<P>
       Other Expenses
       Interest expense                                                     78,095
       Depreciation and amortization                                        80,000
<P>
       Total Other Expenses                                                158,095
<P>
       Net Income                                                         $104,479

<P>
         DIAMOND INTERNATIONAL GROUP, INC.
      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
<P>
      For the Four Months Ended April 30, 2000

                                                                    Notes
                                               Additional Accumu-   Receivable
                                   Common      Paid-In    lated     from
                      Shares       Stock       Capital    Deficit   Stock Sales   Total
                     --------------------------------------------------------------------
Balance at
 January 1, 2000     46,000,000   $ 4,600   $1,550,237  $(1,332,490)$(560,000) $(337,653)
<P>
Repayment of notes
 receivables from
 stock sales               -         -            -            -      245,000    245,000
<P>
Net Income                 -         -            -         104,479      -       104,479
                     ---------------------------------------------------------------------
Balance at
 April 30, 2000      46,000,000   $ 4,600   $1,550,237  $(1,228,011) $(315,000)$  11,826
                    ======================================================================

<P>
              DIAMOND INTERNATIONAL GROUP INC.
           CONSOLIDATED STATEMENT OF CASH FLOWS
         For the Four months Ended April 30, 2000

       CASH FLOWS FROM OPERATING ACTIVITIES
       Net Income                                                           104,479
<P>
       Adjustments to reconcile net income to net cash
       provided operating activities;
       Depreciation and amortization
       Changes in assets and liabilities                                     80,000
       Accounts receivable                                                 (210,435)
       Prepaid expenses                                                     (10,368)
       Accounts payable                                                      67,898
       Accrued expenses and taxes                                           (68,412)
                                                                          ------------
       Total adjustments                                                   (141,317)
       Net Cash Used in Operating Activities                                (36,838)
<P>
       CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from notes receivable - stock sales                         245,000
       Purchases of machinery and equipment                                 (86,506)
                                                                          ------------
       Net Cash Provided by Investing Activities                            158,494
<P>
       CASH FLOWS FROM FINANCING ACTIVITIES
       Increase in loan payable - State Bank of Long Island                  70,391
       Principal payments of capital lease obligations                      (80,815)
       Repayment of loan payable - shareholder                              (96,285)
                                                                          ------------
       Net Cash Used in Financing Activities                               (106,709)
                                                                          ------------
       Net Increase in Cash and Cash Equivalents                             14,947
<P>
       Cash and cash equivalents - beginning of period                       79,240
                                                                         -------------
       Cash and cash equivalents - end of period                            $94,187
                                                                         =============
       SUPPLEMENTAL CASH FLOW INFORMATION
       Interest paid                                                        $78,095
                                                                         =============
       State income tax paid                                                    325
                                                                         =============
       Non-cash investing / financing activities;
       Capital lease obligations                                            $39,960
                                                                         =============
<P>

        DIAMOND INTERNATIONAL GROUP, INC.
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  April 3O,2000
<P>
NOTE I - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
<P>
Nature of Business and Significant Customers
--------------------------------------------
<P>
Diamond International Group, Inc, ("Diamond") was incorporated in November, 1998 for the express purpose of acquiring all of the outstanding common stock of H. Y. Applied Inter-Data Services, Inc, ("Hyaid"). Hyaid operates a computerized order fulfillment service for clients in the direct mail order business.
<P>
On January 29, 1999, Diamond acquired all of the outstanding common stock of Hyaid in exchange for 18,462,404 shares of newly issued Diamond common stock. This acquisition has been accounted for as a pooling of interests.
<P>
Principles of consolidation
------------------------
<P>
The consolidated financial statements include the accounts of Diamond and Hyaid (together, the "Company"). All significant intercompany accounts and transactions have been eliminated.
<P>
Use of Estimates
-----------------
<P>
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
<P>
Revenue Recognition
-------------------
<P>
Revenue is recorded upon the performance of fulfilment and other services for the Company's clients. Revenue from reimbursable expenses is recorded in the same period as the corresponding expenses.
<P>
Concentrations
---------------
<P>
Sales to three major customers during the period ended April 30, 2000 amounted to 20%, 17% and 15% of sales.
<P>
        DIAMOND INTERNATIONAL GROUP, INC.
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  April 30,2000
<P>
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)
<P>
Fixed Assets and Leases
-----------------------
<P>
Fixed assets are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally 3 to 10 years. Computer and office equipment that are acquired under leases, which meet certain criteria evidencing substantive ownership by the Company, are capitalized and the related capital lease obligations are included in current and long-term liabilities. Related amortization and interest are charged to expense over the lease term. Leases not meeting the criteria are accounted for as operating leases, with rent payments being charged to expense as incurred.
<P>
Income Taxes
------------
<P>
Diamond applies the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Differences between taxable income and income for financial statement purposes result from the recognition of certain income and expense items for tax purposes in periods which differ from those used for financial statement purposes.
<P>
Advertising
-------------
<P>
The Company expenses advertising costs as they are incurred.
<P>
Cash and Cash Equivalents
--------------------------
<P>
The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.
<P>
        DIAMOND INTERNATIONAL GROUP, INC.
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  April 30,2000
<P>
NOTE- 2 - ACCOUNTS RECEIVABLE
<P>
Pursuant to the terms and conditions of a Revolving Line of Credit with State Bank of Long Island dated July 30, 1999, a credit line of $1,100,000 is available to the Company (Note
3). Advances are made against the credit line based upon the value of accounts receivable, considered eligible by the bank. The limit on advances is 80% of the eligible receivables up to 150 days (180 days on receivables from one major customer).
<P>
At April 30, 2000, accounts- receivable from three major customers amounted to 24%, 20% and 15% of total accounts receivable.
<P>
NOTE 3 - LOAN PAYABLE - STATE BANK OF LONG ISLAND
<P>
The Company entered into a revolving line of credit agreement with State Bank of Long Island (the "Line of Credit") in the amount of $1,100,000. The Line of Credit provides for advances subject to a limit of 80% of eligible accounts receivable, as defined. Repayments of interest must be made on a monthly basis at the rate of 2.5% per annum in excess of State Bank of Long Island's prime rate of interest. Principal payments are payable on demand at any time during the term of the Line of Credit. The Line of Credit is secured by a security interest in all of the assets of the Company, as well as a $200,000 life insurance policy on a stockholder of the Company. Additionally, the Company subordinated advances in the amount of $327,500 due to the stockholder of the Company (Note 4).
<P>
The Line of Credit provides for certain covenants which (a) prevent the Company from incurring, without prior written consent, capital expenditures in excess of$ 100,000 per year, (b) prevent the Company from paying cash dividends to its shareholders and (c) report the operating results of the Company on a timely basis.
<P>
The Line of Credit expires on May 31, 2000, at which time all unpaid principal and interest are due.
<P>
NOTE 4 - LOAN PAYABLE - STOCKHOLDER
<P>
As of April 30, 2000, a stockholder of the Company made unsecured advances to the Company for working capital purposes aggregating $467,854. Interest expense has not been imputed on the advances. In connection with the Line of Credit (Note 3), $327,500 of these advances have been subordinated.
<P>
         DIAMOND INTERNATIONAL GROUP, INC.
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 April 30,2000
<P>
NOTE 5 - RELATED PARTY TRANSACTIONS
<P>
During the period ended April 30, 2000, the Company paid salaries and other fees to a stockholder in the approximate amount of $109,000.
<P>
NOTE 6 - COMMITMENTS AND CONTINGENCIES
<P>
Leases
------
<P>
The Company has entered into various non-cancelable capital lease agreements for computer and office equipment. The, Company has also entered into non-cancelable operating lease agreements for their three operating facilities and computer equipment. The leases expire in varying periods through 2003. Rent expense recorded under such operating leases amounted to $143,922 for the period ended April 30, 2000.
<P>
Future minimum lease payments at April '30, 2000 are as follows:
<P>

                                                      Capital             Operating
       Year Ended                                     Lease               Lease

       April 30,2001                                  $207,362               336,858
       April 30, 2002                                  162,196               217,158
       April 30, 2003                                   14,916               157,755
       April 30, 2004                                   10,644                  -
       April 30, 2005                                    7,169                  -
                                                     ---------------------------------
       Total Minimum Lease Payments                    402,287               711,771
       Less: Amount Representing Interest              (63,293)            ===========
                                                     -----------
       Present Value of Minimum Lease Payments        $338,994
                                                     ===========

<P>
Accumulated amortization for assets under capital leases was $612,998 as of April 30, 2000.
<p>
Going Concern
-------------
<P>
As shown in the accompanying financial statements, as of April 30, 2000, the Company's current liabilities exceeded its current assets by $315,294, This factor creates an uncertainty as to the Company's ability to continue as a going concern. The Company's plans include vigorous cost controls, aggressive marketing strategies and additional financing on an as needed basis, including a public offering.
<P>
          DIAMOND INTERNATIONAL GROUP, INC.
           NOTES TO FINANCIAL STATEMENTS
                  April 30, 2000
<P>
NOTE 7 - PROFIT SHARING PLAN
<P>
The Company maintains a 401 (k) plan for substantially all full-time employees of the Company. Employer contributions are voluntary and at the discretion of the stockholder. The Company did not contribute to the plan for the period ended April 30,2000.
<P>
NOTE 8 - INCOME TAXES
<P>
A reconciliation of the tax provision at the federal statutory rate to the effective tax rate is as follows:
<P>
Tax provision at federal statutory rate       34.0 %
Net operating loss carryforwards             (34.0)%
                                            ---------
                                               0.0 %
                                            =========
<P>
Deferred tax assets are comprised of the following at April
30, 2000:
                                      Federal       State
Net Operating Loss Carryforward       $60,112       $15,911
Less: Valuation Allowance             (60,112)      (15,911)
                                      ----------------------
                                      $     0       $     0
                                      ======================
<P>
Net operating loss carryforwards for federal income taxes of approximately $281,000 expire in the year 2014.
<P>
             DIAMOND INTERNATIONAL GROUP, INC.
            CONSOLIDATED FINANCIAL STATEMENTS
               DECEMBER 31, 1999 AND 1998
<P>
                 AUDITORS' REPORT
<P>
To the Stockholders of
<P>
Diamond International Group, Inc.
<P>
We have audited the accompanying consolidated balance sheet of Diamond International Group, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of operations, and stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
<P>
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures on the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
<P>
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond International Group, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended in conformity with generally accepted accounting principles.
<P>
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information included in the accompanying schedules of cost of operations and selling, general and administrative expenses on pages 11 - 12 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all materials respects in relation to the basic financial statements taken as a whole.
<P>
/s/ Weisberg, Mole & Company, LLP
---------------------------------------
Hicksville, New York
March 3, 2000
<P>
            DIAMOND INTERNATIONAL GROUP, INC.
              CONSOLIDATED BALANCE SHEETS
                      December 31,
<P>
                        ASSETS

                                                       1999             1998
                                                       ----------------------
     CURRENT ASSETS
     Cash and cash equivalents - note 1              $   79,240     $    30,630
     Accounts receivable                              1,267,492       1,329,758
     Prepaid expenses                                    61,177          28,684
                                                     ----------------------------
     Total Current Assets                             1,407,909       1,389,072
<P>
     FIXED ASSETS - notes 1 and 3
     Furniture and fixtures                             591,025         588,037
     Machinery and equipment                            746,762         650,497
     Leasehold improvements                             758,083         447,367
     Delivery equipment                                  33,844          33,844
     Equipment held under capital leases                927,421         874,255
                                                     ----------------------------
                                                      3,057,135       2,594,000
     Less: Accumulated Depreciation                  (2,143,020)     (1,911,469)
                                                     ----------------------------
<P>
     Fixed Assets net                                   914,115         682,531
                                                     ----------------------------
     OTHER ASSETS
     Security deposits                                    6,357           7,983
                                                     ----------------------------
     Total Assets                                    $2,328,381       2,079,586
                                                     ============================
<P>
             LIABILITIES AND STOCKHOLDERS' DEFICIT
<P>
CURRENT LIABILITIES
  Loans payable - State Bank of Long Island
   notes 2 and 3                                       $940,668       1,040,178
  Obligations under capital leases -current - note 6    190,898         219,826
   Accounts payable                                     313,440         287,103
   Accrued expenses and taxes                           467,938         191,058
     Customer deposits - note 1                            -             32,713
                                                      ----------------------------
     Total Current Liabilities                        1,912,944       1,770,878
<P>
LONG-TERM LIABILITIES
  Loans payable - shareholders- note 4                  564,139         386,509
  Obligations under capital leases -
   long-term - note 6                                   188,951         289,220
                                                      ----------------------------
     Total Long-term Liabilities                        753,090         675,729
                                                      ----------------------------
     Total Liabilities                                2,666,034       2,446,607
<P>
COMMITMENTS AND CONTINGENCIES - note 6
<P>
STOCKHOLDERS' DEFICIT
  Common stock - $.0001 par value; 100,000,000 shares authorized;
   46,000,000 shares issued and outstanding
   in 1999; 20,200,000 issued and outstanding in 1998     4,600           2,020
  Additional paid-in capital                          1,550,237         550,517
  Accumulated deficit                                (1,332,490)       (919,558)
  Notes receivable from stock sales                    (560,000)           -
                                                      ----------------------------
     Total Stockholders, Deficit                       (337,653)       (367,021)
Total Liabilities and Stockholders' Deficit          $2,328,381      $2,079,586
                                                     =============================
<P>
See notes to financial statements.

                          Page 2
<P>
           DIAMOND INTERNATIONAL GROUP, INC.
        CONSOLIDATED STATEMENTS OF OPERATIONS
<P>
         For the Years Ended December 31,

                                                       1999             1998
                                                       -------------------------
     Fulfillment Income                               $5,936,204     $ 5,641,872
<P>
     Cost of Operations                                4,104,926       3,738,933
                                                      ---------------------------
     Gross Profit                                      1,831,278       1,902,939
<P>
     Selling, general and administrative expenses      1,691,326       1,707,607
                                                      ---------------------------
     Income (loss) before interest, depreciation
      and amortization                                   139,952         195,332
<P>
Other Expenses
     Interest expense                                    260,583         209,545
     Depreciation and amortization                       231,551         222,904
     Registration and issuance costs                      60,000            -
                                                       --------------------------
<P>
     Total Other Expenses                                552,134         432,449
                                                       --------------------------
     Loss before provision for income taxes             (412,182)       (237,117)
<P>
     Provision for income taxes - notes 1 and 8              750             325
                                                       --------------------------
     Net loss                                      $    (412,932)     $ (237,442)
                                                       ==========================
<P>
See notes to financial statements.

                       Page 3
<P>
         DIAMOND INTERNATIONAL GROUP, INC.
      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
<P>
      For the Years Ended December 31, 1999 and 1998

                                                                     Notes
                                                  Additional Accumu- Receivable
                                      Common      Paid-In    lated   from
                         Shares       Stock       Capital    Deficit Stock Sales   Total

Balance at
 January 1, 1998      $      -       $     -      $    -     $  -    $    -     $     -
<p>
Formation of Diamond
 International Group,
 Inc. and issuances
 of common stock         1,737,596         174         1,566    -         -         1,740
<P>
Pooling of interests    18,462,404       1,846       548,951  (682,116)   -      (131,319)
<P>
Net Loss                     -             -            -     (237,442)   -      (237,442)
                      --------------------------------------------------------------------
Balance at
 December 31, 1998      20,200,000       2,020       550,517  (919,558)   -      (367,021)
<P>
Issuance of
 Common Stock           23,800,000       2,380       159,920       -      -       162,300
<P>
Exercising of Warrants   2,000,000         200       839,800       -   (560,000)  280,000
<P>
Net Loss                     -             -            -     (412,932)   -      (412,932)
                      --------------------------------------------------------------------
Balance at
 December 31, 1999      46,000,000       4,600     1,550,237(1,332,490)(560,000) (337,653)
                      ====================================================================

<P>
See notes to financial statements
<P>
                      Page 4
<P>
        DIAMOND INTERNATIONAL GROUP, INC.
      CONSOLIDATED STATEMENTS OF CASH FLOWS
<P>
         For the Years Ended December 31,

                                                       1999             1998
                                                       ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss                                        $(412,932)     $  (235,652)
                                                     ----------------------------
     Adjustments to reconcile net loss to net
      cash provided by
      (used in) operating activities:
     Depreciation and amortization                     231,551          222,904
     Changes in assets and liabilities:
     Accounts receivable                                62,266         (222,742)
     Prepaid expenses                                  (32,493)          77,483
     Security deposits                                   1,626              (26)
     Accounts payable                                   26,337           34,976
     Accrued expenses and taxes                        276,880           80,372
     Customer deposits                                 (32,713)          21,383
                                                     ----------------------------
     Total adjustments                                 533,454          214,350
     Net Cash Provided by (Used in)
      Operating Activities                             120,522          (21,302)
                                                     ----------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of machinery and equipment             (409,969)         (64,754)
     Other                                                -               1,400
     Net Cash Used in Investing Activities            (409,969)         (63,354)
<P>
CASH FLOWS FROM FINANCING ACTIVITIES
     Change in loan payable - State
      Bank of Long Island                              (99,510)         163,321
     Principal payments of capital lease obligations  (182,363)        (174,100)
     Principal payments of notes payable                  -                (637)
     Proceeds from issuance of common stock            162,300             -
     Proceeds from exercising of warrants              280,000             -
     Proceeds from loans payable - shareholders        177,630           59,009
                                                     -----------------------------
Net Cash Provided By Financing Activities              338,057           47,593
                                                     -----------------------------
Net Increase (Decrease) in Cash and Cash Equivalents    48,610          (37,063)
<P>
Cash and cash equivalents - beginning of year           30,630           67,693
                                                     -----------------------------
Cash and cash equivalents - end of year                $79,240          $30,630
                                                     =============================
<P>
SUPPLEMENTAL CASH FLOW INFORMATION
     Interest paid                                    $260,919         $211,708
                                                     =============================
     State income tax paid                                 750              325
                                                     =============================
New capital lease obligations                         $ 53,166         $ 27,255
                                                     =============================
See notes to financial statements.

                          Page 5
<P>
        DIAMOND INTERNATIONAL GROUP, INC.
           SUPPLEMENTAL INFORMATION
<P>
         For the Years Ended December 31,

                                                       1999             1998
                                                       ----------------------
COST OF OPERATIONS
  Purchases
     EDP maintenance                                  $156,950        $181,314
     Other rentals                                     127,579         180,933
     EDP forms and envelopes                            87,127          74,837
     Outside services                                  134,254          69,073
                                                      --------------------------
     Total Purchases                                   505,910         506,157
                                                      --------------------------
     Payroll Expenses
     Payroll - Administration 1                        139,135         138,525
     Payroll - Administration 2                         51,877          23,902
     Payroll - Accounting                              188,801         186,918
     Payroll - Data Entry                              208,678         206,487
     Payroll - Client Services                         438,102         522,774
     Payroll - Control                                 281,002         130,287
     Payroll - Correspondence 7                        841,280         665,744
     Payroll - EDP                                     220,248         199,666
     Payroll - Input                                   211,034         170,496
     Payroll - Order Entry                              76,559          61,797
     Payroll - Programming                             318,713         342,355
     Payroll - Warehouse - Mgt.                         40,500          33,588
     Payroll - Warehouse - Labor                        85,658          68,074
     Payroll - Correspondence 15                       173,823         181,953
                                                     ---------------------------
     Total Payroll Expense                           3,275,410       2,932,566
                                                     ---------------------------
   Taxes
     FICA tax                                          243,704         216,773
     Federal unemployment tax                            9,603           9,797
     State unemployment tax                             37,198          29,008
     Disability insurance                                9,791          19,319
     Other taxes                                        23,310          25,313
                                                     ---------------------------
     Total Taxes                                       323,606         300,210
                                                     ---------------------------
     Total Cost of Operations                        4,104,926       3,738,933
                                                     ===========================

Page 11
<P>
        DIAMOND INTERNATIONAL GROUP, INC.
           SUPPLEMENTAL INFORMATION
<P>
         For the Years Ended December 31,

                                                       1999             1998
                                                       ----------------------
SELLING, GENERAL and ADMINISTRATIVE EXPENSES
<P>
     Advertising                                      $10,045       $     550
     Auto expense                                       3,489           2,491
     Bank charges                                       3,392            -
     Contributions                                         25            -
     Conventions and shows                                850            -
     Dues and subscriptions                             4,074           4,324
     Employee benefits                                 62,218          52,057
     Freight and parcel post                          111,947         122,720
     Insurance                                         82,399         115,713
     Officer life insurance                              -             11,884
     Miscellaneous expense                              4,941           3,714
     Office expense                                   375,049         282,756
     Postage                                            9,001           9,908
     Professional fees                                 59,160          38,290
     Consulting                                        99,900          97,320
     Promotions                                        22,461           9,565
     Rent                                             254,601         259,254
     Repairs and maintenance                             -             10,378
     Building maintenance                             110,470         100,952
     Maintenance contracts                             68,208         123,856
     Telephone                                        228,251         216,659
     Entertainment                                     34,925          43,718
     Travel expense                                    15,197          26,182
     Utilities                                        130,723         154,305
     Penalties                                           -             21,011
                                                   ----------------------------
Total Selling General and Administrative Expenses  $1,691,326     $ 1,707,607
                                                   ============================

<P>
                    page 12
<P>
          DIAMOND INTERNATIONAL GROUP, INC.
<P>
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
<P>
            December 31, 1999 and 1998
<P>
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
<P>
Nature of Business and Significant Customers
--------------------------------------------
<P>
Diamond International Group, Inc. ("Diamond") was incorporated on November 5, 1998 for the express purpose of acquiring all of the outstanding common stock of H. Y. Applied Inter-Data Services, Inc. ("Hyaid"). Hyaid operates a computerized order fulfillment service for clients in the direct mail order business.
<P>
On January 29, 1999, Diamond acquired all of the outstanding common stock of Hyaid in exchange for 18,462,404 shares of newly issued Diamond common stock. This acquisition has been accounted for as a pooling of interests. As a result of the use of the pooling of interests method, the financial statements as of and for the years ended December 31, 1999 and 1998 have been shown as though Diamond has been in existence as of January 1, 1998 and that the pooling of interests took place as of that date.
<P>
A summary of selected financial data for Diamond and Hyaid for the year ended December 31, 1999 is as follows:
<P>

                                    Diamond            Hyaid             Total
                                    --------------------------------------------------
Gross Profit                       $      -         $   1,831,278      $   1,831,278
<P>
Selling, general and administrative
expenses                                (2,300)        (1,689,026)        (1,691,326)
<P>
Other expenses                         (60,000)          (492,134)          (552,134)
                                    --------------------------------------------------
Loss before provision for income
taxes                                  (62,300)          (349,882)          (412,182)
<P>
Provision for income taxes                -                  (750)              (750)
                                    --------------------------------------------------
Net Loss                           $   (62,300)     $    (350,632)     $    (412,932)
                                   ===================================================

Principles of Consolidation
---------------------------
<P>
The consolidated financial statements include the accounts of Diamond and Hyaid (together, the "Company"). All significant transactions have been eliminated.
<P>
Issuance of Common Stock
<P>
In March 1999, Diamond executed an offering consisting of 400,000 units at $.40 per unit. Each unit consists of 2 shares of common stock and one stock purchase warrant which enables the holder to purchase 5 shares of common stock at $.42 per share. In connection with this offering, Diamond raised $100,000, net of registration and issuance costs of $60,000. The warrants were exercised in April,
1999. Diamond issued the stock to the warrant holders in exchange for a note in the amount of $840,000. The note is secured by stock. In September, 1999, Diamond issued 23,000,000 shares of stock to a major shareholder in exchange for services rendered.
<P>
          DIAMOND INTERNATIONAL GROUP, INC.
<P>
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
<P>
            December 31, 1999 and 1998
<P>
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)
-----------------------------------------------------
<P>
Use of Estimates
<P>
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those
estimates.
<P>
Revenue Recognition
<P>
Revenue is recorded upon the performance of fulfillment and other services for the Company's clients. Revenue from reimbursable expenses is recorded in the same period as the corresponding expenses.
<P>
Concentrations
<P>
Sales to three major customers during the year ended
December 31, 1999 amounted to 16%, 15% and 14% of sales. Sales to three major customers during the year ended
December 31, 1998 amounted to 20%, 17% and 15% of sales.
<P>
Fixed Assets and Leases
<P>
Fixed assets are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally 3 to 10 years. Computer and office equipment that are acquired under leases which meet certain criteria evidencing substantive ownership by the Company are capitalized and the related capital lease obligations are included in current and long-term liabilities. Related amortization and interest are charged to expense over the lease term. Leases not meeting the criteria are accounted for as operating leases, with rent payments being charged to expense as incurred.
<P>
Income Taxes
<P>
Diamond applies the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Differences between taxable income and income for financial statement purposes result from the recognition of certain income and expense items for tax purposes in periods which differ from those used for financial statement purposes.
<P>
Prior to the acquisition by Diamond on January 29, 1999, Hyaid had elected to be taxed as an "S" Corporation. Accordingly, no provision for federal income taxes was recorded as income or loss from the corporation flowed through to the shareholder. Pursuant to the acquisition, Hyaid forfeited its "S" Corporation status. As a result, from January 30, 1999 through the end of the year, Hyaid followed the principles of SFAS 109.
<P>
          DIAMOND INTERNATIONAL GROUP, INC.
<P>
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
<P>
             December 31, 1999 and 1998
<P>
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        (Continued)
-----------------------------------------------------
<P>
Advertising
<P>
The Company expenses advertising costs as they are incurred.
<P>
Customer Deposits
<P>
The Company maintains a policy of requiring their customers to advance deposits for postage and presort charges. The customer deposits are reduced as postage charges are incurred and are increased when the customer replenishes
their advances.
<P>
Cash and Cash Equivalents
<P>
The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.
<P>
NOTE 2 - ACCOUNTS RECEIVABLE
----------------------------
<P>
Pursuant to the terms and conditions of a Revolving Line of Credit with State Bank of Long Island dated July 30, 1999, a credit line of $1,100,000 is available to the Company (Note
3).  Advances are made against the credit line based upon
the value of accounts receivable considered eligible by the bank. The limit on advances is 80% of the eligible receivables up to 150 days (180 days on receivables from one major customer).
<P>
At December 31, 1999 accounts receivable from three major customers amounted to 34%, 13% and 11% of total accounts receivable.
<P>
NOTE 3 - LOAN PAYABLE - STATE BANK OF LONG ISLAND
-------------------------------------------------
<P>
The Company entered into a revolving line of credit
agreement with State Bank of Long Island (the "Line of
Credit") in the amount of $1,100,000.   The Line of Credit
provides for advances subject to a limit of 80% of eligible accounts receivable, as defined. Repayments of interest must be made on a monthly basis at the rate of 2.5% per
annum in excess of State Bank of Long Island's prime rate of interest. Principal payments are payable on demand at any time during the term of the Line of Credit. The Line of Credit is secured by a security interest in all of the assets of the Company, as well as a $200,000 life insurance policy on the shareholder of the Company.
Additionally, the Company subordinated advances in the
amount of $327,500 due to the shareholder of the Company
(Note 4).
<P>
The Line of Credit provides for certain covenants which (a) prevent the Company from incurring, without prior written consent, capital expenditures in excess of $100,000 per year, (b) prevent the Company from paying cash dividends to its shareholders and (c) report the operating results of the Company on a timely basis.
<P>
The Line of Credit expires on May 31, 2000, at which time
all unpaid principal and interest are due.
<P>
           DIAMOND INTERNATIONAL GROUP, INC.
<P>
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
<P>
             December 31, 1999 and 1998
<P>
NOTE 4 - LOANS PAYABLE - SHAREHOLDERS
--------------------------------------
<P>
As of December 31, 1999, the primary shareholder of the Company made unsecured advances to the Company for working capital purposes aggregating $564,139. Interest expense has not been imputed on the advances. In connection with the Line of Credit (Note 3), $327,500 of these advances have been subordinated.
<P>
NOTE 5 - RELATED PARTY TRANSACTIONS
------------------------------------
<P>
During the years ended December 31, 1999 and 1998, the Company paid salaries and other fees to the shareholder in the amount of $328,450 and $304,750 respectively.
<P>
NOTE 6 - COMMITMENTS AND CONTINGENCIES
---------------------------------------
<P>
Leases
<P>
The Company has entered into various non-cancelable capital lease agreements for computer and office equipment. The Company has also entered into non-cancelable operating lease agreements for their three operating facilities and computer equipment. The leases expire in varying periods through 2003. Rent expense recorded under such operating leases amounted to $381,966 and $440,187 for the years ended December 31, 1999 and 1998, respectively.
<P>
Future minimum lease payments at December 31, 1999 are as follows:
<P>

                                                      Capital             Operating
       Year Ended                                     Lease               Lease

       December 31, 2000                              $239,645              $461,158
       December 31, 2001                               150,534               352,758
       December 31, 2002                                49,280               148,075
       December 31, 2003                                 7,760                20,980
       December 31, 2004                                 7,113                  -
                                                     ---------------------------------
       Total Minimum Lease Payments                    454,332              $982,971
       Less: Amount Representing Interest              (74,483)            ===========
                                                     -----------
       Present Value of Minimum Lease Payments        $379,849
                                                     ===========

<P>
Accumulated amortization for assets under capital leases was $554,998 as of December 31, 1999.
<P>
             DIAMOND INTERNATIONAL GROUP, INC.
<P>
              NOTES TO FINANCIAL STATEMENTS
<P>
               December 31, 1999 and 1998
<P>
Going Concern
<P>
As shown in the accompanying financial statements, the Company incurred a net loss of $412,932 for the year ended December 31, 1999, and as of December 31, 1999, the Company's current liabilities exceeded its current assets by $505,035. These factors create an uncertainty as to the Company's ability to continue as a going concern. The Company's plans include vigorous cost controls, aggressive marketing strategies and additional financing on an as needed basis, including a public offering.
<P>
NOTE 7 - PROFIT SHARING PLAN
----------------------------
<P>
The Company maintains a 401(k) plan for substantially all full-time employees of the Company. Employer contributions are voluntary and at the discretion of the stockholder. The Company did not contribute to the plan for the year ended December 31, 1999.
<P>
NOTE 8   INCOME TAXES
---------------------
<P>
A reconciliation of the tax benefit at the federal statutory rate to the effective tax rate is as follows:
Tax benefit at federal statutory rate           (34.0)%
Valuation allowance                              34.0 %
                                                  0.0 %
<P>
Deferred tax assets are comprised of the following at
December 31, 1999:
<P>
                                    Federal          State
Net Operating Loss Carryforward     $  95,635     $  25,315

Less:  Valuation Allowance            (95,635)      (25,315)
                                    $       0     $       0
<P>
Net operating loss carryforwards for federal income taxes of approximately $281,000 expire in the year 2014.
<P>